Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 20, 2011, by and among CDW LLC, an Illinois limited liability company (the “Company”), CDW Finance Corporation, a Delaware corporation (“FinanceCo” and together with the Company, the “Assuming Issuers”), CDW Corporation, a Delaware corporation, and the subsidiaries of the Company party hereto (collectively, the “Guarantors”), CDW Escrow Corporation, a Delaware corporation (the “New Escrow Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, CDW Escrow Corporation, a Delaware corporation (the “Original Escrow Issuer”), and the Trustee executed and delivered an indenture dated as of April 13, 2011 (the “Indenture”), providing for the issuance of 8.5% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Original Escrow Issuer, the Assuming Issuers, the Guarantors and the Trustee executed and delivered the first supplemental indenture dated as of April 13, 2011 (the “First Supplemental Indenture”), pursuant to which the Assuming Issuers unconditionally assumed all of the Original Escrow Issuer’s Obligations under $725,000,000 in aggregate principal amount of 8.5% Senior Notes due 2019 (the “Initial Notes”) and the Guarantors unconditionally guaranteed all the Assuming Issuers’ Obligations under the Initial Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth in the First Supplemental Indenture and the Indenture;

WHEREAS, Section 4.22 of the Indenture, as modified herein, provides that the New Escrow Issuer and the Assuming Issuers may execute and deliver to the Trustee a supplemental indenture pursuant to which the Assuming Issuers shall unconditionally assume all of the New Escrow Issuer’s Obligations under $450,000,000 in aggregate principal amount of additional 8.5% Senior Notes due 2019 (the “New Notes”) and the Indenture on the terms and conditions set forth herein;

WHEREAS, Section 4.22 of the Indenture, as modified herein, contemplates that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Assuming Issuers’ Obligations under the New Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Escrow Issuer, the Assuming Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the New Notes as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.1 All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

The Indenture is hereby amended in accordance with this Article II. Except as so amended, the Indenture shall continue in full force and effect.

Section 2.1 AMENDMENTS TO DEFINITIONS.

(a) The following definitions are added to Section 1.01 of the Indenture in appropriate alphabetical order.

“New Registration Rights Agreement” means that certain registration rights agreement related to the New Notes dated as of May 20, 2011 by and among the Issuers, the Guarantors and J.P. Morgan Securities LLC.

“New Release Date” means the date on which the Escrow Issuer directs the Escrow Agent to release all of the Escrow Proceeds, which date shall be on or prior to the Escrow End Date.

“New Tender Offer” means the offer by CDW LLC and CDW Finance Corporation to purchase the Existing Senior Notes pursuant to the offer to purchase dated April 20, 2011, as amended from time to time.

“Original Assumption” means the assumption of the Initial Notes by CDW and FinanceCo on April 13, 2011.

(b) The following definitions replace in their entirety the corresponding definitions in Section 1.01 of the Indenture.

“Additional Interest” means such additional interest payable pursuant to Section 2(d) of the Registration Rights Agreement and the New Registration Rights Agreement.

“Assumption” means the consummation of the transactions whereby (a) CDW and FinanceCo will assume all of the obligations of the Escrow Issuer under the Indenture and the Notes pursuant to a supplemental indenture in the form of Exhibit E hereto, (b) each of the Guarantors will guarantee the Notes, (c) the Issuers and the Guarantors will deliver the New Registration Rights Agreement, and (d) the Escrow Issuer is released from the obligations under this Indenture.

“Escrow Agreement” means the Escrow Agreement to be dated as of May 20, 2011, among the Escrow Issuer, Parent, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow End Date” means May 20, 2011.

“Escrow Issuer” means the CDW Escrow Corporation, a Delaware corporation, as issuer of the New Notes.

“Escrow Proceeds” means the cash proceeds to the Escrow Issuer of the offering of the New Notes.

(c) Clause (38) of the definition of “Permitted Liens” in section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“(38) Liens securing the Notes and related Guarantees and any Notes issued in the exchange thereof pursuant to the Registration Rights Agreement and the New Registration Rights Agreement; and”.

(d) The following definitions replace in their entirety the corresponding definitions in Section 1.1 of Appendix A to the Indenture.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement and the New Registration Rights Agreement, to certain Holders of Notes, to issue and deliver to such Holders, in exchange for their Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Shelf Registration Statement” means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes and the New Notes pursuant to the Registration Rights Agreement and the New Registration Rights Agreement.

Section 2.2 AMENDMENTS TO ARTICLES.

(a) The term “Assumption” in clauses (a) and (c) of Section 3.07 (Optional Redemption) is replaced with the term “Original Assumption”.

(b) Section 3.10 (Special Mandatory Redemption) is hereby deleted in its entirety and replaced with the following:

“Except as provided in the next paragraph, all of the New Notes will be subject to a mandatory redemption (a “Special Mandatory Redemption”) in the event that either (i) the New Release Date has not occurred on the Escrow End Date or (ii) at least two Business Days prior to the Escrow End Date, the Escrow Issuer has determined, in its reasonable discretion, that the escrow conditions cannot be satisfied by such date. In the event the Escrow Issuer has determined, in its reasonable discretion, that the escrow conditions cannot be satisfied by the Escrow End Date, CDW will issue a press release at least two Business Days prior to the Escrow End Date and will redeem the New Notes on the Escrow End Date (the “Special Mandatory Redemption Date”).

In the event that on the Escrow End Date (1) no Default or Event of Default shall have occurred and be continuing hereunder, (2) the Escrow Issuer has waived clause (c) under Section 4.22, and (3) at least $50,000,000 in aggregate principal amount of Existing Senior Notes (but not more than the Maximum Tender Amount) are validly tendered and not validly withdrawn in the Tender Offer, then the Shortfall Amount of Notes will be subject to a Special Mandatory Redemption on the Escrow End Date and the Assuming Issuers, as obligors, will assume all of the obligations of the Escrow Issuer under the remaining aggregate principal amount of New Notes and the Indenture and the guarantees of such remaining New Notes by the Guarantors will be in full force and effect. The Escrow Issuer will only be entitled to direct the Escrow Agent to release the Escrow Proceeds (less the Shortfall Amount) upon receipt from the Escrow Issuer of an Officers’ Certificate contemporaneously with the release of the Escrow Proceeds (less the Shortfall Amount) on or prior to the Escrow End Date stipulating that (1) no Default or Event of Default shall have occurred and be continuing under the Indenture, (2) at least $50,000,000 in aggregate principal amount of Existing Senior Notes (but not more than the Maximum Tender Amount) have been validly tendered and not validly withdrawn in the Tender Offer and (3) the Assuming Issuers, as obligors, have assumed all of the obligations of the Escrow Issuer under the remaining aggregate principal amount of New Notes and the Indenture and the guarantees of such remaining New Notes by the Guarantors are in full force and effect.

The redemption price for any Special Mandatory Redemption will be 100% of the issue price of the New Notes so redeemed. There will be no accrued interest on the New Notes and no interest, premium or penalty will be paid in connection with any Special Mandatory Redemption except as part of the issue price.

Concurrently with release of the amounts necessary to fund a Special Mandatory Redemption to the paying agent, the Escrow Agent will release any excess of Escrow Proceeds over the mandatory redemption price to the Escrow Issuer, and the Escrow Issuer will be permitted to use such excess Escrow Proceeds at its discretion.”

(c) Clause (a) of Section 4.22 (Release Conditions) is hereby deleted in its entirety and replaced with the following:

“(a) the assumption has been consummated and the Issuers, as obligors, have assumed all of the obligations of the Escrow Issuer under the New Notes and the guarantees of the New Notes by the Guarantors are in full force and effect;”.

(d) Clause (c) of Section 4.22 (Release Conditions) is hereby deleted in its entirety and replaced with the following:

“(c) 412,844,000 (the “Maximum Tender Amount”) or more in aggregate principal amount of Existing Senior Notes shall have been validly tendered and not validly withdrawn in the New Tender Offer.”

(e) Clauses (2) and (3) of Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock) are hereby deleted in their entirety and replaced with the following:

“(2) the incurrence by CDW and the Guarantors of Indebtedness represented by the aggregate principal amount of the Initial Notes and the New Notes (including any Guarantees thereof) and any notes to be issued in exchange for the Initial Notes and the New Notes (including any Guarantee thereof) pursuant to the Registration Rights Agreement or the New Registration Rights Agreement;

(3) any Indebtedness of CDW and its Restricted Subsidiaries in existence on the Release Date (other than Indebtedness described in clause (1) or (2) above), including the Senior Secured Notes, the Existing Senior Notes (after giving effect to the Tender Offer and the New Tender Offer) and the Senior Subordinated Notes;”.

(f) Clauses (a)(2) and (a)(5) of Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets) are hereby deleted in their entirety and replaced with the following:

“(2) the Successor Company (if other than CDW) assumes all the obligations of CDW under the Notes, this Indenture, the Registration Rights Agreement and the New Registration Rights Agreements pursuant to agreements reasonably satisfactory to the Trustee;” and

“(5) each Guarantor (except if it is the other party to the transactions described above, in which case clause (2) above shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Notes, this Indenture, the Registration Rights Agreement and the New Registration Rights Agreement;”.

(g) The term “Assumption” in the first sentence of Section 6.01 (Events of Default) is replaced with the term “Original Assumption”.

(h) Clause (10) of Section 9.01 (Without Consent of Holders of Notes) is hereby deleted in its entirety and replaced with the following:

“to provide for the Original Assumption or the Assumption.”

(i) Clauses (a)(2) and (b)(2) of Section 10.06 (Guarantors May Consolidate, Etc., on Certain Terms) are hereby deleted in their entirety and replaced with the following:

“(2) the Successor Guarantor (if other than such Guarantor) assumes all the obligations of such Guarantor under the Guarantee, this Indenture, the Registration Rights Agreement and the New Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;” and

“(2) the Successor Parent Guarantor (if other than Parent) assumes all the obligations of the Guarantor under the Guarantee, this Indenture, the Registration Rights Agreement and the New Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and”.

ARTICLE III

ASSUMPTION

Section 3.1 AGREEMENT TO ASSUME OBLIGATIONS. Effective upon the Escrow Release, the Assuming Issuers hereby agree to unconditionally assume the New Escrow Issuer’s Obligations under the New Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the New Notes and to perform all of the obligations and agreements of the New Escrow Issuer under the Indenture.

Section 3.2 AGREEMENT TO GUARANTEE. Effective upon the Escrow Release, the Guarantors hereby agree as follows:

(a) The Guarantors hereby confirm they are parties to the Indenture as Guarantors and as such will have all of the rights and are subject to all of the obligations and agreements of Guarantors under the Indenture. The Guarantors are bound by all of the provisions of the Indenture applicable to Guarantors and required to perform all of the obligations and agreements of Guarantors under the Indenture.

(b) The Guarantors agree, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the New Notes and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.

Section 3.3 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Assuming Issuers or Guarantors, as such, shall have any liability for any obligations of the Assuming Issuers or any Guarantors under the New Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the New Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 3.4 RELEASE OF OBLIGATIONS OF THE NEW ESCROW ISSUER. Effective upon the Escrow Release, the New Escrow Issuer, is released and discharged from all obligations under the New Notes and the Indenture.

ARTICLE IV

MANDATORY EXCHANGE

Section 4.1 On or around May 27, 2011, the New Escrow Issuer shall exchange the portion of the New Notes issued under Rule 144A under the Securities Act of 1933, as amended in a mandatory exchange for notes issued under 144A CUSIP number 12513N AA2.

Section 4.2 On or around July 1, 2011, the New Escrow Issuer shall exchange the portion of the New Notes issued under Regulation S under the Securities Act of 1933, as amended in a mandatory exchange for notes issued under Regulation S CUSIP number U1253W AA6.

ARTICLE V

MISCELLANEOUS

Section 5.1 NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.2 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.3 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Escrow Issuer, the Assuming Issuers and the Guarantors.

[Signatures Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CDW ESCROW CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW FINANCE CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW TECHNOLOGIES, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW DIRECT, LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW GOVERNMENT LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW LOGISTICS, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President